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                                                                     Exhibit 5.1



                          CALFEE, HALTER & GRISWOLD LLP

                                ATTORNEYS AT LAW
                   ------------------------------------------

                         1400 McDonald Investment Center
                 800 Superior Avenue, Cleveland, Ohio 44114-2688
                         216/622-8200 Fax: 216/241-0816

                                 August 7, 2000


North Coast Energy, Inc.
1993 Case Parkway
Twinsburg, Ohio 44087


         We are familiar with the proceedings taken and proposed to be taken by North Coast Energy, Inc., a Delaware corporation (the "Company"), with respect to 400,000 Common shares, $0.01 par value (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1999 Employee Stock Option Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for this opinion. Based upon such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when offered and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, we are admitted to the practice of law only in the State of Ohio and the opinions expressed herein are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Ohio, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company to effect registration of the Common Stock under the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                      Very truly yours,

                                      /s/ Calfee, Halter & Griswold LLP

                                      CALFEE, HALTER & GRISWOLD LLP

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